                                                                    EXHIBT 10.2


                                    GUARANTY


         This GUARANTY is made and entered into as of the Effective Date (as defined below) by SEAGULL ENERGY CORPORATION, a Texas corporation
("Guarantor"), in favor of the Beneficiaries (as defined below).

                                   RECITALS:

         1. Guarantor owns all of the issued and outstanding common stock of Seagull Energy E&P Inc., a Delaware corporation ("Seagull E&P").

         2. Seagull E&P, as Depositor, initial Series B Holder and Managing Trustee, Mark A. Ferrucci, as Special Trustee, and FC Energy Finance I, Inc., a Delaware corporation ("FC Energy"), and Carthage Field Corp., a Delaware corporation ("Carthage"), as Series A Holders, are this day forming Seagull Series 1995 Trust as a Delaware business trust (the "Trust") pursuant to that certain Trust Agreement, of even date herewith (the "Trust Agreement"). Capitalized terms that are used but not defined herein shall have the meanings given them in the Trust Agreement.

         3. Seagull E&P is the Depositor, Managing Trustee and the initial Series B Holder and FC Energy and Carthage are the initial Series A Holders. For the purposes hereof, "Beneficiaries" shall mean collectively, the Series A Holders, the Trust and the Trustees (unless such Trustee is an Affiliate of Guarantor). As used herein, the term "Obligor" shall mean Seagull E&P, Mid-South, Midcon and each other Person that (a) becomes a Holder, Managing Trustee or an Operator Affiliate and (b) at such time is an Affiliate of Guarantor.

         NOW THEREFORE, to induce the Beneficiaries to enter into the Trust Agreement, Guarantor agrees as follows:


                                   ARTICLE 1
                                    GUARANTY

         1.1 GUARANTY. Guarantor hereby irrevocably, absolutely and unconditionally guarantees the full and prompt payment by Obligor of all amounts that Obligor may become obligated to pay under the Trust Agreement, any Assignment or any Operating Agreement, including any payments due under Sections 5.5, 6.5, 7.9 and 7.11 and Article 9 of the Trust Agreement and money damages arising from any failure by an Obligor to perform any non-payment obligation (the "Obligations").

         1.2 IRREVOCABILITY. This Guaranty is an irrevocable and continuing guaranty that will remain in full force and effect until all of the Obligations are either paid in full or otherwise fully and finally discharged and satisfied, at which time this Guaranty shall automatically terminate.

         1.3 NATURE OF GUARANTY. (a) This Guaranty is a guaranty of payment and not of collection. Accordingly, the Beneficiaries need not enforce any rights or remedies they may have against any Obligor before exercising their rights against Guarantor under this Guaranty.

         (b) Being a guaranty of payment, this Guaranty is not a guaranty of performance and does not obligate Guarantor to perform any non-payment obligations of Obligor under the Trust Agreement, any Assignment or any Operating Agreement, except to the extent that any failure by Obligor to perform any such non-payment obligation has evolved into a payment obligation under the Trust Agreement, any Assignment or any Operating Agreement.

         1.4 WAIVERS. Guarantor hereby waives (a) presentment, demand, protest, promptness and diligence with respect to the Obligations and this Guaranty, (b) any right of subrogation it may have against Obligor with respect to any payment Guarantor makes under this Guaranty, and (c) notices of all kinds with respect to the Obligations and this Guaranty, including (i) notice of protest, non-payment, default and dishonor, (ii) any notices with respect to any of the events described in Section 1.5, and (iii) notice of acceptance of this Guaranty (acceptance on the part of the Beneficiaries being conclusively presumed by the Initial Series A Holders' and the Trust's request for this Guaranty and delivery of the same to them).

         1.5 GUARANTY UNAFFECTED BY CERTAIN EVENTS. The obligations of Guarantor under this Guaranty are absolute and unconditional, irrespective of any lack of value, genuineness, validity, legality, regularity or enforceability of the Trust Agreement or any part of the Obligations or any agreement or instrument relating to the Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; Guarantor shall, however, have the benefit of and the right to assert any defenses against the claims of any Beneficiary which are available to any Obligor (other than any defenses arising out of or relating to the bankruptcy, insolvency or dissolution of any Obligor). Without limiting the generality of the foregoing, it is agreed that this Guaranty will not be released, terminated, diminished, impaired or otherwise affected by the occurrence of any of the following events:

                 (a) any amendment or other modification of the Trust Agreement, the Assignments or the Operating Agreements, including any increase, decrease, extension, renewal, rearrangement or other amendment or modification of any of the Obligations;

                 (b) any failure of the Beneficiaries to exercise their rights under the Trust Agreement, any delay by the Beneficiaries in exercising such rights; or any release, waiver, adjustment, indulgence, forbearance or compromise with respect to such rights;

                 (c) the creation or existence of any other guaranty, security, collateral or other assurance of payment for the repayment of all or any of the Obligations ("Additional Security"); any failure of the Beneficiaries to exercise such rights; any delay by the Beneficiaries in exercising such rights, including any deterioration of any Additional Security caused thereby; any release, waiver, adjustment, indulgence, forbearance or compromise with respect to such rights; any failure of any such Additional Security to be properly created or perfected; any subordination of any Additional Security;

                 (d) any failure to join any Obligor in any suit under this Guaranty, and any failure to join Guarantor in any suit with respect to the Obligations or any Additional Security;

                 (e) any Transfer by a Beneficiary of its rights, interests and obligations under the Trust Agreement, this Guaranty or any Additional Security;

                 (f) any consent to any Transfer by any Obligor of its rights, interests and obligations under the Trust Agreement;

                 (g) any Bankruptcy, insolvency or dissolution of any Obligor;

                 (h) any other action taken or omitted to be taken with respect to the Obligations or the Additional Security, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Obligations pursuant to the terms hereof;

                 (i) any merger or consolidation of, sale of substantial assets by or other restructuring or termination of the corporate existence of Guarantor or any Obligor into or with any other Person, or any consent thereto;

                 (j) any change in the beneficial ownership of or interests in Guarantor or any Obligor; or

                 (k)      any regulatory change or other governmental action.

         1.7 RETURNED PAYMENTS. This Guaranty will continue to be effective or be automatically reinstated, as the case may be, if any payment of any of the Obligations is rescinded, or must otherwise be returned by any Beneficiary, for any reason, including the Bankruptcy of any Obligor, all as though such payment had not been made. In such event, Guarantor shall pay to such Beneficiary an amount equal to any such payment that has been rescinded or returned and shall indemnify such Beneficiary on demand for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by such Beneficiary in connection with its compliance with or reasonable resistance to any such rescission or return.

         1.8 REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to, and agrees with, the Beneficiaries as follows:

                 (a) Guarantor is duly incorporated, validly existing and in good standing under the Laws of the State of Texas. Guarantor has the right, power and authority to enter into this Guaranty and to perform its obligations hereunder.

                 (b) The execution, delivery and performance of this Guaranty by Guarantor (i) have been duly authorized by all requisite corporate action of Guarantor, (ii) do not violate or conflict with the Articles of Incorporation or Bylaws of Guarantor or any Law, material contract or material obligation applicable to Guarantor or any of its properties, and (iii) do not require any material consent, approval, authorization or order of any Governmental Authority or other Person with respect to the Guarantor, except for ones that have been previously obtained.

                 (c) This Guaranty represents legal, valid and binding obligations of Guarantor.

                 (d) The execution and delivery of the Trust Agreement, the Assignments and the New Operating Agreements is reasonably expected to benefit, directly or indirectly, Guarantor.

                 (e) Guarantor has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of Obligor and the Assets on a continuing basis and Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of Obligor and the Assets. Guarantor further represents and warrants that it is familiar with the transactions contemplated by the Trust Agreement and that it will in the future remain fully familiar with such transactions and with any new, amended, modified or revised Trust Agreement and the transactions contemplated thereby. Guarantor hereby expressly waives and relinquishes any duty on the part of any Beneficiary (should any such duty exist) to disclose to Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of Obligor or the Assets or to the Trust Agreement or the transactions undertaken pursuant to, or contemplated by, such Trust Agreement, whether now or in the future known by any Beneficiary.

         1.9 CONTROL OF OBLIGOR. Guarantor agrees that it will not cease to control any Obligor, directly or indirectly, other than (i) in the case of Seagull E&P, as contemplated in Section 4.2(f)(ii) of the Trust Agreement, and
(ii) in the case of any other Obligor, in a transaction that would be permitted under Section 4.2(f)(ii) of the Trust Agreement if such Obligor were the Series B Holder under such Section 4.2(f)(ii).

         1.10 SUBORDINATION. Guarantor hereby subordinates any and all indebtedness of Obligor owing to it, whether now existing or hereafter arising, to the full and final satisfaction by Obligor of all of the Obligations.

         1.11 ENFORCEMENT. Guarantor hereby agrees to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by any Beneficiary in the enforcement of any and all terms of this Guaranty after a claim for payment has been made against Guarantor.

         1.12 TERMINATION. This Guaranty shall terminate as to any Obligations of any Obligor arising after the time that Guarantor ceases to Control such Obligor in accordance with the provisions of Section 1.9.

                                   ARTICLE 2
                               GENERAL PROVISIONS

         2.1 NOTICES. All notices, requests, or consents to Guarantor under this Guaranty must be in writing and must be given either by depositing that writing in the United States mail, addressed to Guarantor, postage paid, and registered or certified with return receipt requested or by delivering that writing to Guarantor in person, by courier, or by facsimile transmission, at the following address (or such other address as Guarantor may specify by notice to the Beneficiaries):

         Seagull Energy Corporation
         1001 Fannin, Suite 1700
         Houston, Texas  77002-6714
         Attention:   Vice President, Corporate Development
                             and Treasurer
         Fax:         (713) 951-4846

A notice, request, or consent given under this Guaranty is effective on receipt at such address.

         2.2 ENTIRE GUARANTY; SUPERSEDURE. This Guaranty constitutes the entire agreement of Guarantor and the Beneficiaries relating to the guarantee of the Obligations and supersedes all prior contracts or agreements with respect to thereto, whether oral or written, including those certain letter agreements dated May 26, 1995 and July 5, 1995, between an Affiliate of FC Energy and Guarantor.

         2.3 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by Guarantor in the performance of its obligations hereunder is not a consent or waiver to or of any other breach or default in the performance by Guarantor of any other obligations of Guarantor hereunder. Failure on the part of the Beneficiaries to complain of any act of Guarantor or to declare Guarantor in default with respect hereunder, irrespective of how long that failure continues, does not constitute a waiver by the Beneficiaries of their rights with respect to that default until the applicable statute-of-limitations period has run.

         2.4 AMENDMENT OR MODIFICATION. This Guaranty may be amended or modified from time to time only by a written instrument executed by Guarantor and the Series A Supermajority Interest.

         2.5 BINDING EFFECT. This Guaranty (a) is binding on Guarantor and its successors and assigns, and (b) subject to the restrictions on Transfers set forth in the Trust Agreement, will inure to the benefit of the Beneficiaries and their respective legal representatives, successors, and assigns.

         2.6 GOVERNING LAW; SEVERABILITY. THIS GUARANTY IS GOVERNED BY AND WILL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS GUARANTY TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Guaranty or its application to any circumstance is held invalid or unenforceable to any extent, the remainder of this Guaranty and the application of that provision to other circumstances is not affected and that provision will be enforced to the greatest extent permitted by applicable Law.

         EXECUTED as of the Effective Date.

                                   SEAGULL ENERGY CORPORATION


                                   By:  /s/ ROBERT M. KING
                                       -----------------------------------------
                                       Robert M. King
                                       Vice President, Corporate Development and
                                       Treasurer